Exhibit 10.1

CLINICAL TRIAL FUNDING AGREEMENT

This Clinical Trial Funding Agreement (this “Agreement”) is made as of December 11, 2024 (the “Effective Date”), by and between TuHURA Biosciences, Inc., a Nevada corporation (“Lender”), and Kineta, Inc., a Delaware corporation (“Borrower”).

RECITALS

WHEREAS, Borrower is a clinical-stage biopharmaceutical company focused on identifying, acquiring, developing and commercializing novel products and immunotherapies for people with rare diseases;

WHEREAS, Borrower and Lender are entering into that certain Agreement and Plan of Merger, of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Borrower, Lender, Hura Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Lender, Hura Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of Lender, and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Borrower;

WHEREAS, Lender has previously advanced the amounts set forth on Schedule 1 to Borrower (collectively, the “Existing Advances” and each an “Existing Advance”); and

WHEREAS, in connection with the Merger Agreement, Borrower has requested that Lender provide, and subject to the terms and conditions set forth herein, Lender has agreed to provide, additional Advances as further set forth herein, solely for the purpose of research and development expenses incurred by Borrower and its Subsidiaries as further set forth on Exhibit A hereto (the “Permitted Uses”).

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Borrower and Lender hereby agree as follows:

Article 1

Definitions

Section 1.1
Defined Terms.

Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Merger Agreement. When used in this Agreement, the following terms shall have the following meanings (such meanings being applicable to both the singular and plural forms of such terms):

“Advance” has the meaning assigned in Section 2.1 hereof.

“Advance Cap” means a principal amount equal to $300,000.00.

“Advance Date” means each Business Day during the Advance Period on which the proceeds of an Advance are to be disbursed subject to the satisfaction of the conditions precedent set forth in Section 6.1 hereof on the Effective Date and Section 6.2 hereof on each Advance Date thereafter; provided, however, that there shall be no more than one (1) Advance Date in any calendar month.

“Advance Period” means the period commencing on the Effective Date and ending on the earlier of (i) the Closing Date or (ii) the date on which the Merger Agreement is terminated by any party thereto for any reason (including, without limitation, due to Borrower’s exercise of any “fiduciary out” provision therein) in accordance with the terms and conditions set forth in the Merger Agreement.

“Agreement” has the meaning assigned in the introductory paragraph hereof.

“Article 9” means Article 9 of the UCC.

“Borrower” has the meaning assigned in the introductory paragraph hereof.

“Collateral” has the meaning assigned in Section 3.1 hereof.

“Default” has the meaning assigned in Section 7.1 hereof.

“Effective Date” has the meaning assigned in the introductory paragraph hereof.

“Event of Default” has the meaning set forth in Article 8 hereof.

“Excluded Property” has the meaning assigned in Section 3.1 hereof.

“Existing Advance” has the meaning assigned in the recitals hereof.

“Funding Cap” means an aggregate principal amount equal to the Existing Advances plus $900,000.00.

“Funding Documents” means this Agreement, the Note, and each other agreement, instrument, or document evidencing, governing, and/or securing the transactions contemplated by this Agreement, the Note, and each other related agreement, instrument, or document, in each case as amended, restated, supplemented, and/or otherwise modified from time to time in accordance with the terms hereof. For the avoidance of doubt, the Merger Agreement shall not constitute a Funding Document.

“Lender” has the meaning assigned in the introductory paragraph hereof.

“Material Adverse Effect” means (A) a “Material Adverse Effect” as defined in the Merger Agreement or (B) a material adverse effect on (i) the ability of Borrower to perform its obligations under this Agreement or any other Funding Document, (ii) the validity, enforceability, or collectability of this Agreement or the other Funding Documents against Borrower, (iii) the enforceability or priority of Lender’s Liens with respect to the Collateral, or (iv) the value of the Collateral or Lender’s ability to realize upon the Collateral.

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“Maturity Date” means the earlier of (i) if the Merger Agreement is terminated prior to the occurrence of the Closing by any party thereto for any reason (including, without limitation, due to Borrower’s exercise of any “fiduciary out” provision therein), within ten days (10) following the date of such termination, or (ii) following the occurrence of the Closing, any date on which Lender demands payment by written notice to Borrower.

“Maximum Rate” means the maximum rate of non-usurious interest permitted by applicable law.

“Merger Agreement” has the meaning assigned in the recitals hereof.

“Note” has the meaning assigned in Section 2.1 hereof.

“Permitted Uses” has the meaning assigned in the recitals hereof.

“Secured Obligations” means, collectively, (i) the obligations of Borrower from time to time arising under this Agreement and the other Funding Documents to which it is a party, (ii) the obligations of any other guarantor or other party (other than Lender) from time to time arising under the Funding Documents, if any, and (iii) all other agreements, duties, indebtedness, obligations, and liabilities of any kind of Borrower and any other party (other than Lender) under, out of, or in connection with the Funding Documents or any other document made, delivered, or given in connection with any of the foregoing (excluding, for the avoidance of doubt, the Merger Agreement), in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, joint or several or fixed or otherwise, and including fees, costs, attorneys' fees, and disbursements, reimbursement obligations, expenses, and indemnities (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect in such jurisdiction); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Lender’s Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code (including Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

Section 1.2
UCC Terms.

Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

Article 2

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Credit Facilities

Section 2.1
Advances. On each Advance Date, subject to the terms and conditions hereof, Lender agrees to lend to Borrower term loans not to exceed (x) on each Advance Date, the Advance Cap and (y) in the aggregate for all term loans hereunder (including, for the avoidance of doubt, the Existing Advances), the Funding Cap. Each Existing Advance and each other advance hereunder from time to time (each an “Advance” and, collectively, the “Advances”) shall be evidenced by a single promissory note substantially in the form of Exhibit B attached hereto (the “Note”). Subject to the satisfaction of the conditions precedent set forth herein, the disbursement of each Advance hereunder on and after the Effective Date shall be made upon written notice received by Lender not later than three (3) Business Days prior to the requested Advance Date specifying the Advance Date, the amount of such Advance, the third-party provider to whom such Advance will be disbursed on behalf of Borrower, and the account of such third-party provider to which such Advance is to be disbursed, together with such supporting documentation as Lender may reasonably request. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed. Notwithstanding the foregoing, the Funding Cap may be increased by the mutual written consent of Borrower and Lender.
Section 2.2
Records.

Lender shall maintain in Lender’s records an account or accounts evidencing the indebtedness of Borrower hereunder, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Lender to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Borrower to repay all outstanding principal, accrued and unpaid interest, and other amounts payable hereunder in accordance with the terms of this Agreement. In the event of any conflict between such account or accounts maintained by Lender with those maintained by Borrower pursuant to the immediately following paragraph, such account or accounts of Lender shall prevail in the absence of manifest error.

Borrower shall maintain in Borrower’s records an account or accounts evidencing the indebtedness of Borrower hereunder, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Borrower to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Borrower to repay all outstanding principal, accrued and unpaid interest, and other amounts payable hereunder in accordance with the terms of this Agreement.

Section 2.3
Interest.

The outstanding principal amount of all Advances (except for the Existing Advances) under this Agreement shall accrue interest at a rate equal to five percent (5.0%) simple interest per annum from the corresponding Advance Date, which accrued interest shall be due and payable in arrears on the Maturity Date. Interest shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed to, but excluding, the Maturity Date (or such

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other date on which all principal and accrued and unpaid interest hereunder is paid in full and this Agreement, and all commitments to make Advances hereunder, is terminated). Notwithstanding the foregoing, upon the occurrence, and during the continuation, of an Event of Default, interest shall accrue on all amounts outstanding hereunder at a rate equal to the otherwise applicable interest rate at such time plus an additional one percent (1.0%) simple interest per annum.

Section 2.4
Principal Payments.

Borrower agrees to duly and punctually pay all outstanding principal and accrued and unpaid interest hereunder on the Maturity Date. Borrower may voluntarily prepay the principal outstanding under this Agreement in whole or in part at any time, without premium or penalty, together with the accrued and unpaid interest on such prepaid principal. Lender shall apply payments and prepayments under this Agreement first to accrued and unpaid interest on the principal repaid or prepaid, then to outstanding principal and thereafter to any other amounts payable under this Agreement or any other Funding Documents.

Section 2.5
Payment Mechanics.

Borrower shall make each payment hereunder to Lender in immediately available funds on or prior to the day when due, in lawful money of the United States of America, at the location of Lender specified in Section 9.3 below, or at such other place or places as Lender may designate from time to time by written notice to Borrower. If any date upon which payment is due hereunder is not a Business Day, then the payment to be made on such date shall instead be due on the next Business Day.

Article 3

SECURITY INTEREST and Collateral Matters

Section 3.1
Grant of Security Interest.

As collateral security for the full, prompt, complete, and final payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of all of the Secured Obligations and in order to induce Lender to enter into the Funding Documents and make the Advances, Borrower hereby collaterally assigns, conveys, mortgages, pledges, and hypothecates to Lender, and hereby grants to Lender, a security interest and Lien in and on all of Borrower’s right, title, and interest in, to, and under the following, whether now owned or hereafter acquired, to the extent that they consist of Program Assets (collectively, the “Collateral”):

(a)
all Accounts;
(b)
all Equipment, Goods, Inventory, and Fixtures;
(c)
all Documents, Instruments, and Chattel Paper;
(d)
all Letters of Credit and Letter-of-Credit Rights;
(e)
all Investment Property;

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(f)
all contracts, intellectual property, and other General Intangibles, including all copyrights, trademarks, service marks, trade names, and patents;
(g)
all money and all deposit accounts;
(h)
all books and records relating to the Collateral; and
(i)
to the extent not covered by clauses (a) through (h) of this sentence, all other assets, personal property, and rights of Borrower, whether tangible or intangible, all Proceeds and products of each of the foregoing, and all accessions to, substitutions and replacements for, and rents, profits, and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the foregoing.

Notwithstanding the foregoing, the security interest and Lien shall not extend to, and the term “Collateral” shall not include, any of the following (collectively, “Excluded Property”): (i) any permit or license or any contractual obligation entered into by Borrower, in each case permitted to be outstanding under the Merger Agreement, (A) that prohibits or requires the consent of any Person other than Borrower or an Affiliate thereof which has not been obtained as a condition to the creation by Borrower of a Lien on any right, title, or interest in such permit, license, contractual obligation, or other asset or (B) to the extent that any applicable state or federal law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law; (ii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed) to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or the resulting trademark registration under applicable United States federal law; (iii) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by Borrower and Lender; and (iv) any Non-VISTA Assets; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions, or replacements of Excluded Property (unless such proceeds, products, substitutions, or replacements would otherwise themselves constitute Excluded Property).

Section 3.2
Financing Statements.

Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether Borrower is an organization, the type of organization, and any organizational identification number issued to Borrower, and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing, or protecting the security interest granted by Borrower hereunder, without the signature of Borrower where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by Borrower or in which Borrower otherwise has

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rights, and all proceeds of the foregoing.” Borrower agrees to provide all information described in the immediately preceding sentence to Lender promptly upon request by Lender. Lender may, with prior written notice to Borrower, also file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, an intellectual property security agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing, or protecting the security interest granted by Borrower hereunder, without the signature of Borrower where permitted by law, and naming Borrower as debtor and Lender as secured party.

Section 3.3
Further Assurances as to Security Matters.

Borrower shall take such further actions, and execute and/or deliver to Lender such additional financing statements, amendments, assignments, agreements, supplements, powers, and instruments, as may be deemed necessary or appropriate in order to perfect, preserve, and protect the security interest in the Collateral as provided herein and the rights and interests granted to Lender hereunder, and enable Lender to exercise and enforce its rights, powers, and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements, and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, and the filing of intellectual property security agreements with the United States Patent and Trademark Office and the United States Copyright Office, all in form reasonably satisfactory to Lender in such offices wherever required by law to perfect, continue, and maintain a valid, enforceable, first-priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to Lender hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, but subject to applicable law, Borrower shall make, execute, endorse, acknowledge, file, or refile and/or deliver to Lender from time to time upon reasonable request by Lender such lists, schedules, descriptions, and designations of the Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments as Lender may reasonably request. If an Event of Default has occurred and is continuing, Lender may institute and maintain, in its own name or in the name of Borrower, such suits and proceedings as Lender may deem necessary or expedient to prevent any impairment of the security interest in, or the perfection thereof, in the Collateral. Each of Borrower and Lender shall be responsible for their own costs and expenses associated with the foregoing.

Article 4

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender on the date hereof and on each Advance Date as follows:

Section 4.1
Status and Licensing. Borrower (i) is an entity duly organized, validly existing, and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease, and operate its properties and to carry on its business as now being

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conducted, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification or licensing necessary, except for any such failures to be so organized, existing, and in good standing, to have such power and authority, or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.2
Power and Authority; Enforceability; Consents; No Conflict.

Borrower has all necessary corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Funding Documents to which it is a party, and has taken all necessary entity action to authorize the execution, delivery, and performance of the Funding Documents to which it is a party. The execution, delivery, and performance of this Agreement and the other Funding Documents by Borrower and the consummation by Borrower of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Borrower and no other corporate proceedings on the part of Borrower are necessary to approve this Agreement or the other Funding Documents or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Funding Documents to be executed and delivered by Borrower on the date hereof have been duly executed and delivered by Borrower and, assuming the due authorization, execution, and delivery by the other parties thereto, constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). No consent or authorization of, filing with, notice to, or other act by or in respect of any Governmental Entity or any other Person is required to be made or obtained in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Funding Document by or against Borrower, other than (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in full force and effect, (ii) filings and recordings with respect to the Collateral to be made or otherwise delivered to Lender for filing or recordation from time to time as contemplated by the terms of the Funding Documents, and (iii) such consents, authorizations, filings, notices, or other acts of any Governmental Entity or any other Person the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This Agreement and the other Funding Documents do not violate the terms of or otherwise conflict with (a) the Merger Agreement or (b) except as would not reasonably be expected to result in a Material Adverse Effect, any other Contract binding on Borrower or any Collateral.

Section 4.3
Actions, Suits, Etc.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets.

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Section 4.4
Information.

No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement or the other Funding Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 4.5
Valid Title.

Except for Permitted Liens, Borrower is the sole legal and equitable owner of, or otherwise has the power to transfer, each item of Collateral in which it grants a security interest to Lender pursuant to Section 3.1 of this Agreement, and has good and marketable title thereto or the power to transfer such Collateral, in each case, free and clear of all Liens (other than Permitted Liens).

Section 4.6
Other Liens.

No effective security agreement, financing statement, or other Lien or filing in respect thereof covering all or any part of the Collateral exists (other than Permitted Liens).

Section 4.7
Security Interest.

This Agreement creates a legal and valid security interest and Lien in and on all of the Collateral. Lender has, or following the filing of any UCC financing statement required to be filed hereunder, and the taking of any other action required pursuant to Section 3.3 in order to perfect security interests in the Collateral, will have, a fully perfected, first-priority security interest in all of the Collateral (subject only to Permitted Liens).

Section 4.8
Filing Information.

As of the Effective Date, Borrower’s type of organization, jurisdiction of organization, legal name, organizational identification number (if any), and chief executive office or principal place of business are as follows:

Name: Kineta, Inc.

Type: Corporation

Jurisdiction: Delaware

Organizational ID: 4266909

Chief Executive Office/Principal Place of Business:

7683 SE 27th St., Suite 481, Mercer Island, WA 98040

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Article 5

covenants

Borrower hereby covenants and agrees with Lender as follows at all times until the payment in full of all of the Secured Obligations (other than contingent obligations not yet due and payable) and the termination of this Agreement:

Section 5.1
Maintenance of Existence.

Borrower shall (i) preserve, renew, and keep in full force and effect its entity existence, and (ii) except as would not reasonably be expected to have a Material Adverse Effect, take all reasonable action to obtain and maintain all rights, privileges, authorizations, and franchises necessary or desirable for the conduct of its business as presently conducted.

Section 5.2
Use of Proceeds.

Borrower shall use the proceeds of all borrowings hereunder solely for and in accordance with the Permitted Uses.

Section 5.3
Insurance.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Borrower shall maintain in full force and effect insurance policies, including, without limitation, general liability and commercial property insurance policies insuring the Collateral against loss or damage, in such amounts and against such risks as management has determined to be prudent in accordance with industry practices.

Section 5.4
Taxes, Assessments, Etc.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Borrower shall pay promptly when due all Taxes imposed upon, and all claims (including claims for labor, materials, and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith by proceedings diligently pursued and adequate reserves are maintained in connection therewith.

Section 5.5
Maintenance of Collateral and Records.

Borrower shall, at its own cost and expense, defend title to the Collateral and Lender’s first-priority security interest and Lien with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to Lender (other than Permitted Liens). Except as expressly permitted by this Agreement or the other Funding Documents, there is no agreement, order, judgment, or decree, and Borrower shall not enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Collateral or otherwise impair or conflict with Borrower’s obligations

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or the rights of Lender hereunder without the prior written consent of Lender. Borrower shall keep and maintain at its own cost and expense complete records of the Collateral.

Section 5.6
Liens; Financing Statements.

Borrower shall not (i) create or permit to exist any Liens on the Collateral (other than Permitted Liens) or (ii) execute, authorize, or permit to be filed in any recording office any financing statement or similar instrument covering all or any part of the Collateral or listing Borrower as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Permitted Liens or such instruments filed with the prior written consent of Lender.

Section 5.7
Indebtedness.

Borrower shall not create, incur, assume, or suffer to exist any Indebtedness, except as expressly permitted by the Merger Agreement.

Section 5.8
Changes in Name, Jurisdiction of Organization, Etc.

Except upon 10 days’ prior written notice to Lender (or such lesser time as Lender and Borrower may mutually agree to), together with delivery to Lender of all additional information, financing statements, and other documents, filings, and instruments requested by Lender to protect and maintain the validity, perfection, and priority of the security interests and Liens provided for in the Funding Documents, Borrower shall not (except, for the avoidance of doubt, as expressly required by the Merger Agreement to consummate the transactions contemplated thereby) change (i) its legal name, type of organization, or corporate structure, (ii) the location of its chief executive office or principal place of business, (iii) its jurisdiction of organization, in each case including, without limitation, by merger, reorganization, dissolution, liquidation, reincorporation, conversion, or operation of law, or (iv) the dates of its fiscal quarter or fiscal year ends.

Section 5.9
Compliance with Law; Inspection of Collateral.

Borrower shall comply with all material requirements of law applicable to the Collateral. Borrower shall operate its business in compliance with all material provisions of applicable federal, state, and local law. Borrower shall keep the Collateral in good working order and repair, ordinary wear and tear and casualty and condemnation excepted, and will not use the same in violation of applicable law or any policy of insurance thereon. Borrower shall permit Lender, or its designee, to inspect the Collateral at any reasonable time upon reasonable prior notice, wherever located.

Section 5.10
Compliance with Merger Agreement.

Borrower shall at all times comply with the terms of the Merger Agreement.

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Article 6

CONDITIONS PRECEDENT

Section 6.1
Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of Lender to make any Advance requested to be made by it hereunder on the Effective Date is subject to the satisfaction of the following conditions precedent:
(a)
this Agreement, and each other Funding Document to be delivered as of the Effective Date, has been duly executed and delivered by each of Borrower and Lender;
(b)
Borrower shall have provided to Lender evidence reasonably satisfactory to Lender of the existence of insurance satisfying all requirements of Section 5.3 hereof;
(c)
the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects, before and immediately after giving effect to the making of any requested Advance on the Effective Date, with the same effect as if made on and as of such date (other than any such representation or warranty that, by its terms, speaks as of a particular date, which representation or warranty shall have been true and correct in all material respects as of such date);
(d)
no Default or Event of Default shall have occurred and be continuing or shall result from the making of any requested Advance on the Effective Date, if any, or the use of the proceeds thereof;
(e)
the principal amount of any requested Advance on the Effective Date shall not exceed the Advance Cap; and
(f)
Lender shall have received satisfactory copies of all supporting documentation and other information it reasonably requests in connection with any requested Advance on the Effective Date, including such supporting documentation and other information as Lender may require to determine that such Advance shall be applied to Permitted Uses.
Section 6.2
Conditions Precedent to Advances After Effective Date. The obligation of Lender to make any Advance requested to be made by it hereunder on any Advance Date after the Effective Date is subject in each case to the satisfaction of the following conditions precedent:
(a)
the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as of such Advance Date, before and immediately after giving effect to the making of the relevant Advance on such Advance Date, with the same effect as if made on and as of such date (other than any such representation or warranty that, by its terms, speaks as of a particular date, which representation or warranty shall have been true and correct in all material respects as of such date);
(b)
no Default or Event of Default shall have occurred and be continuing on such Advance Date or shall result from the making of the requested Advance on such date or the use of the proceeds thereof;

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(c)
the requested Advance Date is during the Advance Period;
(d)
there has not been another Advance Date during the calendar month of such Advance Date;
(e)
the principal amount of such Advance does not exceed the Advance Cap;
(f)
the total aggregate principal amount of all Advances made hereunder (together with the principal amount of the requested Advance) shall not exceed the Funding Cap; and
(g)
Lender shall have received satisfactory copies of all supporting documentation and other information it reasonably requests in connection with such Advance, including such supporting documentation and other information as Lender may require to determine that such Advance shall be applied to Permitted Uses.
Article 7

notices AND other information

Section 7.1
Required Notices.

Borrower shall give, or cause to be given, prompt written notice (and in any event, within three Business Days) to Lender of the occurrence of any act or event that has resulted in any Event of Default or any event that, with or without the giving or receipt of notice or the passage of time (or any combination thereof), would constitute an Event of Default (a “Default”).

Article 8

EVENTS OF DEFAULT

Each of the following shall constitute an “Event of Default” under this Agreement:

(a)
(i) any payment of any principal of any Advance hereunder or any interest thereon shall not be made in full when due, or (ii) Borrower shall default for five Business Days or more in the payment of any other amount whatsoever payable under this Agreement or any other Funding Document after written notice to Borrower from Lender;
(b)
any representation or warranty made or deemed made by Borrower herein or in any other Funding Document shall prove to have been incorrect in any material respect (if not already qualified by materiality, Material Adverse Effect, or language of similar effect) or in any respect (if already qualified by materiality, Material Adverse Effect, or language of similar effect) on or as of any date made or deemed made;
(c)
Borrower shall default in the observance or performance of any covenant or agreement contained in any Funding Document to which it is a party (other than any covenant or agreement separately addressed in this Article 8) and such default shall continue unremedied for a period of 30 days or more after written notice to Borrower from Lender; or

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(d)
(i) Borrower shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic, or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) in any jurisdiction seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its property, or Borrower shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower in any jurisdiction any case, proceeding, or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) to the extent applicable, remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against Borrower in any jurisdiction any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Borrower shall admit in writing its inability to pay its debts generally as they become due; or
(e)
the occurrence of a Material Adverse Effect.

then, upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled, without limiting its ability to do so at other times, to (i) declare all principal, interest, and other amounts outstanding hereunder to be immediately due and payable and/or (ii) exercise or enforce any one or more of Lender’s rights, powers, privileges, remedies, and interests under this Agreement, the other Funding Documents, and applicable law (including, without limitation, any remedies available to a secured party under the UCC); provided, however, that in the event of the occurrence of any of the Events of Default set forth in clause (d) above, then simultaneously with that event, and without the necessity of any notice or other action by Lender, the principal, interest, and other amounts outstanding hereunder shall automatically become immediately due and payable. In furtherance of and without limiting the foregoing, upon the occurrence of an Event of Default and at any time thereafter, Lender may, in its sole discretion and at Borrower’s sole expense:

(i) require Borrower to, and Borrower hereby agrees that it will upon request of Lender immediately, assemble the Collateral or any part thereof, as directed by Lender, and make it available to Lender at such places and times to be designated by Lender;

(ii) sell, resell, assign, and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Lender may deem commercially reasonable;

(iii) occupy any premises owned or leased by Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Borrower in respect of such

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occupation, and Borrower hereby agrees that it will cooperate and cause any necessary third parties to cooperate with such access and assembly; and

(iv) exercise any and all rights and remedies of Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to any deposit accounts, and (C) exercise all other rights and remedies with respect to the Collateral.

Article 9

MISCELLANEOUS

Section 9.1
Governing Law.

THIS AGREEMENT, the other FUNDING Documents, and all disputes or controversies arising out of or relating to THE FOREGOING (WHETHER IN CONTRACT, TORT, OR OTHERWISE) or the transactions contemplated hereby AND THEREBY shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 9.2
Consent to Jurisdiction.

Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the other Funding Documents brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably consent to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, the other Funding Documents, and the transactions contemplated hereby and thereby. Each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action or proceeding arising out of or relating to this Agreement, the other Funding Documents, or the transactions contemplated hereby and thereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether

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through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (c) that (i) the suit, action, or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement the other Funding Documents, or the subject matter hereof or thereof, may not be enforced in or by such courts.

Section 9.3
Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written (including electronic) confirmation of receipt by e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the address or e-mail address specified for Borrower or Lender, as the case may be, as set forth on its signature page hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

Section 9.4
Successors and Assigns.

Neither this Agreement and the other Funding Documents nor any of the rights, interests or obligations under this Agreement and the other Funding Documents may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement and the other Funding Documents shall be binding upon, inure to the benefit of, and be enforceable by Borrower, Lender, and their respective successors and permitted assigns.

Section 9.5
Further Assurances.

Borrower agrees to do such further acts and things and to execute and deliver such agreements, instruments, and other documents as Lender from time to time may reasonably request in connection with the administration, maintenance, enforcement, or adjudication of this Agreement and the other Funding Documents, each in such form and substance as may be reasonably acceptable to Lender.

Section 9.6
Interest Rate Limitation.

Notwithstanding anything to the contrary contained in this Agreement or any other Funding Document, the interest paid or agreed to be paid under the Funding Documents shall not exceed the Maximum Rate. If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest promptly shall be either applied to reduce the outstanding principal balance of the Advances or refunded to Borrower.

Section 9.7
Counterparts; Electronic or .pdf Signature.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts

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have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature or any electronic signature complying with the U.S. E-SIGN Act of 2000 (e.g., www.docusign.com) and such signature shall constitute an original for all purposes.

Section 9.8
Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.9
No Waiver; Remedies.

No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or which the parties would otherwise have hereunder.

Section 9.10
Entire Agreement; Modifications.

As of the date hereof, this Agreement, all schedules and exhibits hereto, and all other Funding Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, communications and understandings of such persons and entities, verbal or written, relating to the subject matter hereof and thereof, except as otherwise expressly provided herein. No amendment or waiver of any provision of this Agreement (including any schedule or exhibit hereto) or any other Funding Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.11
Interpretation.

When a reference is made in this Agreement to a Section, Article, Exhibit, or Schedule such reference shall be to a Section, Article, Exhibit, or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and

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words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 9.12
Currency.

All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 9.13
No Presumption Against Drafting Party.

Each of Borrower and Lender acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.14
Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FUNDING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Borrower:

KINETA, INC.

By: /s/ Craig Philips

Name: Craig Philips

Title: President

7683 SE 27th St., Suite 481

Mercer Island, WA 98040

Attention: Craig Philips

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
222 Berkeley Street, Suite 2000
Boston, Massachusetts 02116
Attention: Albert Vanderlaan
E-mail: [***]

[Signature Page to Clinical Trial Funding Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LENDER:

TUHURA BIOSCIENCES, INC.

By: /s/ James Bianco

Name: James Bianco, M.D.

Title: Chief Executive Officer

10500 University Center Drive, Suite 110

Tampa, FL 33612

Attention: Dan Dearborn, Chief Financial Officer

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 N. Tampa St., Suite 2700

Tampa, FL 33602

Attention: Curt P. Creely

Garrett F. Bishop

E-Mail: [***]

[***]

[Signature Page to Clinical Trial Funding Agreement]

SCHEDULE I

EXISTING ADVANCES

S-1

Exhibit A

PERMITTED USES

A-1

Exhibit B

SECURED PROMISSORY NOTE

B-1